VIXEL CORPORATION

SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT

PURCHASE AGREEMENT

FEBRUARY 14, 2003

VIXEL CORPORATION

SERIES B CONVERTIBLE PREFERRED  STOCK AND WARRANT

PURCHASE AGREEMENT

        This Series B Convertible Preferred Stock and Warrant Purchase Agreement (this “Agreement”) is made as of February 14, 2003, by and among VIXEL CORPORATION, a Delaware corporation (the “Company”) with its principal office at 11911 North Creek Parkway South, Bothell, Washington 98011, and the persons listed on the Schedule of Purchasers attached hereto as Exhibit A (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS:

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act");

B. The Purchasers wish to purchase, upon the terms and conditions stated in this Agreement, up to an aggregate of $8 million of the Company's Series B Convertible Preferred Stock, $0.001 par value per share (the "Preferred Shares") at a per share price of $2.10 and in the respective amounts set forth opposite each Purchaser's name on the Schedule of Purchasers. The Preferred Shares shall be convertible into shares of the Common Stock of the Company, par value $0.0015 per share (the "Common Stock"). The shares of Common Stock issued upon conversion of the Preferred Shares are hereinafter referred to as the "Conversion Shares";

C. The Company shall authorize as of the Closing the issuance of Common Stock Purchase Warrants to the Purchasers (the "Warrants"), each in the form attached hereto as Exhibit B, to acquire shares of Common Stock (such shares of Common Stock issued upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares"). The Preferred Shares, the Conversion Shares and the Warrant Shares are collectively referred to herein as the "Shares". The Shares and the Warrants are collectively referred to herein as the "Securities"; and

D. Contemporaneously with the execution and delivery of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement in substantially the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, the Company and the Purchasers hereby agree as follows:

ARTICLE 1

AUTHORIZATION AND SALE OF PREFERRED SHARES AND WARRANTS

    1.1 Sale of Preferred Shares and Warrants. Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to each Purchaser and each Purchaser severally agrees to purchase from the Company:

        (a) Preferred Shares in the amount and at the purchase price set forth opposite each Purchaser's name on Exhibit A; and

    1.2 (b) Warrants to purchase shares of Common Stock in the amount set forth opposite each Purchaser’s name on Exhibit A, at an exercise price equal to $2.63 per share of Common Stock.

ARTICLE 2

CLOSING DATE; DELIVERY

    2.1 Closing Date. The closing of the purchase and sale of the Preferred Shares and Warrants hereunder (the “Closing”) shall be held at the offices of Brown Raysman Millstein Felder & Steiner LLP, 900 Third Avenue, New York, New York 10022, at 10:00 a.m. New York time on February 19, 2003 or at such other time and place upon which the Company and the Purchasers shall agree, subject to satisfaction or waiver of all of the conditions set forth in Article 5. The date of the Closing is hereinafter referred to as the “Closing Date”.

    2.2 Delivery. Subject to the satisfaction or waiver of each of the conditions hereof, at the Closing, the Company will deliver to each Purchaser: (i) a duly executed Warrant and a certificate representing the number of Preferred Shares to be purchased by such Purchaser, registered in the Purchaser’s name as shown on Exhibit A, (ii) each of the certificates, instruments and agreements required to be delivered by the Company pursuant to Article 5 hereof, (iii) filed copies of the Series B Certificate of Designations of the Company (the “Certificate”) and (iv) such other documents as the Purchasers may reasonably request in connection with the Closing. Such delivery shall be against payment of the purchase price therefor by wire transfer of immediately available funds to the Company in accordance with the Company’s written wiring instructions in the amounts set forth on Exhibit A.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to each of the Purchasers as of the date hereof and as of the Closing Date, as follows:

    3.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own its properties and to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be licensed, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. As used in this

 Agreement, “Material Adverse Effect” means any material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, (i) the business, operations, financial condition, results of operations, assets or liabilities of the Company, taken as a whole or (ii) the ability of the Company to perform its obligations hereunder, under the Registration Rights Agreement or the Warrants. Other than Arxcel Technologies, Inc., with respect to which, as of the date hereof, there is no activity, the Company has no subsidiaries as such term is defined in Regulation S-X promulgated under the Securities Act of 1933, as amended.

    3.2 Due Authorization. The Company has all right, corporate power and authority and has taken all requisite corporate action to execute and deliver this Agreement and the Registration Rights Agreement, to sell and issue the Preferred Shares and Warrants, to issue the Conversion Shares upon conversion of the Preferred Shares in accordance with the terms of the Certificate, to issue the Warrant Shares upon exercise of the Warrants in accordance with the terms of such Warrants and to carry out and perform all of its obligations under this Agreement and the Registration Rights Agreement. The execution and delivery by the Company of this Agreement and the Registration Rights Agreement, and the compliance by the Company with each of the provisions of this Agreement and the Registration Rights Agreement (i) are within the corporate power and authority of the Company and (ii) have been duly authorized by all necessary corporate action of the Company. This Agreement has been and the Registration Rights Agreement, when executed and delivered by the Company, will be, duly and validly executed and delivered by the Company. This Agreement constitutes, and the Registration Rights Agreement, when executed and delivered by the Company will constitute, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally.

    3.3 Issuance and Delivery of the Shares. The Securities have been duly authorized by the Company and, when issued, sold and delivered in accordance with this Agreement, the Preferred Shares and the Warrants will be (i) validly issued (in the case of the Preferred Shares and the Warrants), fully paid and nonassessable (in the case of the Preferred Shares), (ii) free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of stockholders of the Company or any liens or encumbrances and (iii) entitled to the rights set forth in the Certificate and the Warrants, as the case may be. At the Closing, no further approval or authority of the stockholders or the Board of Directors under the Delaware General Corporation Law (the “DGCL”), the rules and regulations of the National Association of Securities Dealers Automated Quotation Systems (the “NASDAQ”) or the consent of any other party will be required for the issuance of the Securities. The Conversion Shares have been duly authorized and reserved by the Company and, when issued upon conversion of the Preferred Shares in accordance with the Certificate, will be validly issued, fully paid and nonassessable. At the Closing, except in connection with the vote of the common stockholders as may be required under Section 5(d)(vi) of the Certificate, no further approval or authority of the stockholders or the Board of Directors under the DGCL, the rules and regulations of the NASDAQ or the consent of any other party other than the approval of the Nasdaq National Market of the listing of such shares of Common Stock, will be required for the issuance of the Conversion Shares. The Warrant Shares have been duly authorized and reserved by the Company and, when issued upon exercise of the Warrant in accordance with the terms of the Warrant, will be validly issued, fully paid and nonassessable.

    3.4 SEC Documents; Financial Statements. Since September 29, 2002, the Company has filed in a timely manner all documents that the Company was required to file with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Since October 1, 1999, all documents filed or submitted by the Company with the SEC (including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein) (the “SEC Documents”) as of their respective filing dates complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company (including any related schedules and/or notes) included in the SEC Documents (the “Financial Statements”) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP, the financial position of the Company at the dates thereof and the results of its operations and cash flows for the respective periods then ended (except as may be indicated in the notes thereto and except, in the case of interim statements, for the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments, none of which are material in amount or effect).

    3.5 No Violations; Consents. The execution and delivery of this Agreement and the Registration Rights Agreement, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) do not and will not: (i) conflict with, or result in a breach or violation of, any provision of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”) or the Company’s By-laws, as in effect on the date hereof (the “Bylaws”) or any other organizational documents of the Company or (ii) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an encumbrance or lien, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration under (A) any statute, law, rule or regulation, state or federal order, judgment or decree to which the Company or any of its properties is subject or (B) any provision of any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or pursuant to which any of them or any of their assets or properties is subject, where such breach, violation or default, creation of an encumbrance or lien, or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement except for (a) the filing of the Certificate with the Secretary of State of the State of Delaware, (b) the filing of the Nasdaq National Market Notification Form with the Nasdaq National Market, (c) compliance with the securities and blue sky laws in the states in which the Preferred Shares and Warrants are offered and/or sold, which compliance will be effected in accordance with such laws and (d) any filings, consents, approvals or authorizations of, notifications to, or exemptions or waivers by any federal, state, or local governmental authority or any other person which are not, individually or in the aggregate, material to the consummation of the transactions contemplated hereby or thereby. The Company has obtained a waiver of Section 3.15 of the Amended and Restated Investors’ Rights Agreement, dated as of February 17, 1998, among the Company and the parties thereto, as amended by the First Amendment to the Amended and Restated Investors Rights Agreement, dated as of February 17, 1998 (the “Prior Rights Agreement”) from the holder(s) of a majority of the Registrable Securities (as such term is defined in the Prior Rights Agreement) outstanding as of the date hereof.

    3.6 No Material Adverse Change. Except as otherwise disclosed herein, on Schedule 3.6 attached hereto or in the SEC Documents, since September 29, 2002, there have not been any changes in the assets, liabilities, financial condition, business prospects or operations of the Company from that reflected in the Financial Statements included in the Company’s Quarterly Report on Form 10Q for the period ending September 29, 2002, except changes which could not have, either individually or in the aggregate, a Material Adverse Effect. Except for the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

    3.7 Authorized Capital Stock. As of the date hereof and immediately prior to the issuance of the Preferred Shares and Warrants hereunder, the authorized capital stock of the Company consists of 60,000,000 shares of Common Stock, of which as of January 31, 2003, 23,229,982 shares are issued and outstanding (which such number reflects a repurchase of 1,359,160 shares by the Company from its Chief Financial Officer and its Chief Executive Officer), and 5,000,000 shares of Preferred Stock, of which as of the date hereof no shares are issued or outstanding. All of the outstanding shares have been validly issued and are fully paid and nonassessable. Except as set forth in the SEC Documents, no shares of Common Stock or Preferred Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as set forth in the SEC Documents, as of the date hereof, (i) there are no outstanding options (except for options granted under the Company’s existing equity incentive plans), warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of any of the Securities as described in this Agreement. The Company has furnished to the Purchasers true and correct copies of the Company’s Certificate of Incorporation, and the Company’s By-laws.

    3.8 Litigation. Except as disclosed in the SEC Documents, there are no actions, suits proceedings or investigations pending or, to the Company’s knowledge, threatened against the Company or involving any of their respective properties or assets before or by any court or arbitrator or any governmental body, agency or official which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Documents, the Company is not in default under or in breach of any order, judgment or decree of any court, arbitrator or governmental body, except for defaults or breaches, which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

    3.9 Intellectual Property. The Company owns or possesses adequate rights to use all material patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights or other information (collectively, “Intellectual Property”), which are necessary to conduct its businesses as currently conducted. The Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property and the Company is unaware of any facts or circumstances which might give rise to the foregoing. To the Company’s knowledge, none of the patent rights owned or licensed by the Company are unenforceable or invalid. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property.

    3.10 Title to Property and Assets. The Company owns or possesses the necessary rights to all properties, assets, licenses, permits and the like required to operate its business as currently operated, except where the failure to own or possess such rights, would not reasonably be expected to have a Material Adverse Effect. The properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and have not had and would not reasonably be expected to have a Material Adverse Effect. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

    3.11 Taxes. The Company has timely filed all necessary federal, state, and foreign income and franchise tax returns due prior to the date hereof and has paid or accrued all taxes shown as due thereon. To the Company’s knowledge, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. The Company has not been notified that any of its tax returns is currently being audited by any taxing authority.

    3.12 Real Property Holding Corporation; Investment Company. The Company is not, and has not been at any time during the past five years, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. The Company is not, and after immediate application of the proceeds of the sale of the Preferred Shares and Warrants will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, or, a company “controlled by” an “investment company” (other than the Purchaser) within the meaning of the Investment Company Act of 1940, as amended.

    3.13 Insurance. The Company is insured by recognized, financially sound and reputable institutions with policies in the amounts and with such deductibles and covering such risks that the Company reasonably believes is prudent and adequate for its business, all of which insurance is in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such policies expire.

    3.14 Acknowledgment Regarding Purchasers’ Purchase of the Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that each Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any of the Purchasers or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to such Purchaser’s purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on an independent evaluation by the Company and its representatives.

    3.15 General Solicitation; No Integration; Registration and Qualification. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Rule 502(c) of the Securities Act) of investors with respect to offers or sales of the Preferred Shares and the Warrants. The Company has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), under circumstances that would require registration of any of the Securities under the Securities Act or which, to its knowledge, is or will be integrated with the shares sold pursuant to this Agreement for purposes of the Securities Act. Assuming the accuracy of the representations and warranties set forth in Article 4 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement to register the Securities under the Securities Act or the securities laws of any state thereof.

    3.16 Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

    3.17 Employment Matters. To the Company’s knowledge, the Company is in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours except where failure to be in compliance would not have a Material Adverse Effect. To the Company’s knowledge, there are no pending investigations involving the Company by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against or involving the Company.

    3.18 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Preferred Shares and the Warrants to be sold to the Purchasers under this Agreement will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

    3.19 Compliance. Except as disclosed in the SEC documents, the Company is in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders, including, but not limited to, all United States Department of Commerce export control licenses and similar export approvals, except where the failure to be in compliance would not, singly or in the aggregate, result in a Material Adverse Effect.

    3.20 Foreign Corrupt Practices. To the Company’s knowledge, neither the Company nor any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of his or her actions for, or on behalf of, the Company used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

    3.21 Broker Fees. The Company neither is nor will be obligated for any broker's or finder's fees or commission in connection with the transactions contemplated herein.

    3.22 Transactions With Affiliates. Except as set forth in the SEC Documents and except for events as to which the amounts involved are not material to the Company, since September 29, 2002, no event has occurred that would be required to be reported as a “Certain Relationship or Related Transaction” pursuant to Item 404 of Regulation S-K promulgated by the SEC.

    3.23 ERISA Compliance. Each employee benefit and/or compensation plan, arrangement, policy and/or agreement maintained or contributed to by the Company or with respect to which the Company could have any liability (each, a “Plan” and collectively, the “Plans”) has been maintained and operated in accordance with its terms and pursuant to the requirements of all applicable laws, including but not limited to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code. No material liability has been, or could reasonably be expected to be, incurred under Title IV of ERISA (other than for Pension Benefit Guaranty Corporation premiums payable in the ordinary course) or Section 412(f) or (n) of the Code. No Plan has incurred an “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

        Each Purchaser hereby represents and warrants to the Company, separately and not jointly, effective as of the date hereof and as of the Closing Date, as follows:

    4.1 Organization of the Purchaser. Such Purchaser is duly organized and validly existing under the laws of the jurisdiction of its organization and has the requisite power and authority to carry on its business as now being conducted.

    4.2 Authorization. Such Purchaser has all right, power and authority to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Purchaser of this Agreement and the Registration Rights Agreement, and the compliance by such Purchaser with each of the provisions of this Agreement and the Registration Rights Agreement (a) are within the power and authority of such Purchaser and (b) have been duly authorized by all necessary action on the part of such Purchaser. This Agreement has been, and the Registration Rights Agreement when executed and delivered by such Purchaser at the Closing in accordance with the terms of this Agreement will be, duly and validly executed and delivered by such Purchaser, and this Agreement constitutes, and the Registration Rights Agreement when executed and delivered by such Purchaser, will constitute, a valid and legally binding agreement of such Purchaser enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally.

    4.3 Investment Experience. Such Purchaser qualifies as an “accredited investor” as such term is defined in Section 2(15) of the Securities Act and Rule 501(a) of Regulation D promulgated thereunder. Such Purchaser’s financial condition and investments are such that it is in a position to bear the economic risks of the investment and withstand the complete loss of the investment. Such Purchaser has extensive knowledge and experience in financial and business matters and has the capability to evaluate the merits and risks of an investment in the Preferred Shares and Warrants.

    4.4 Investment Intent. Such Purchaser is purchasing the Preferred Shares and the Warrants and, upon conversion of the Preferred Shares and/or exercise of the Warrants, will acquire the Conversion Shares and/or the Warrant Shares, then issuable for its own account as principal, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act, other than as contemplated in the Registration Rights Agreement; provided, however, that by making the representations herein, such Purchaser does not agree to hold any Securities for any minimum or specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

    4.5 Registration or Exemption Requirements. Such Purchaser understands and agrees that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or registered or qualified under any state securities laws in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of such Purchaser’s investment intent as expressed herein, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Purchaser shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the Securities Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of such securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

    4.6 No Legal, Tax or Investment Advice. Such Purchaser understands that nothing in this Agreement or any other materials presented to such Purchaser in connection with the purchase and sale of the Preferred Shares and the Warrants constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares and the Warrants.

    4.7 Information. Such Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Shares and the Warrants which have been specifically requested by such Purchaser. Such Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in Section 3 above.

    4.8 Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Preferred Shares or the Warrants or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Preferred shares and the Warrants.

    4.9 Legend. Such Purchaser understands that, until such time as the Registration Statement (as defined below) has been declared effective or the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Securities may bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of the certificates for the Shares):

        “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR IN ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which it is stamped, if (i) the resale or transfer of Securities is registered pursuant to an effective registration statement and the holder represents in writing to the Company that such securities have been or are being sold pursuant to such registration statement, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company, to the effect that a public sale, assignment or transfer of such Securities may be made in compliance with an exemption under the Securities Act, or (iii) any of the Securities can be sold pursuant to Rule 144 without any restriction as to the number of securities acquired as of a particular date that can then be immediately sold. Each Purchaser acknowledges, covenants and agrees to sell any of the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the Securities Act, or (ii) advice of counsel that such sale is exempt from registration required by Section 5 of the Securities Act. In the event the above legend is removed from any of the Securities, the Company may, upon reasonable advance notice to the holder, require that the above legend be placed on any of the Securities that cannot then be sold pursuant to an effective registration statement or Rule 144(k) under the Securities Act (or any successor rule thereto).

    4.10 Short Sales. Each Purchaser hereby covenants and agrees with the Company not to, directly or indirectly, short sell any Registrable Securities (as defined in the Registration Rights Agreement) prior to the date on which the Shelf Registration Statement (as defined in Section 1.2(a) of the Registration Rights Agreement) is declared effective.

ARTICLE 5

CONDITIONS TO CLOSING OBLIGATIONS OF PURCHASERS

        Each Purchaser’s obligation to purchase the Preferred Shares and the Warrants at the Closing is, at the option of such Purchaser, subject to the fulfillment or waiver of the following conditions:

    5.1 Representations and Warranties. The representations made by the Company in Article 3 hereof shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case such representations and warranties shall be true and correct without further qualification), in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such date.

    5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

    5.3 Compliance Certificate. The Company will have delivered to the Purchasers at Closing, a certificate signed on its behalf by its Chief Executive Officer or Chief Financial Officer certifying that the conditions specified in Articles 5.1 and 5.2 hereof have been fulfilled.

    5.4 Certificates and Warrants. The Company shall have delivered to the Purchasers (a) duly executed certificates for the Preferred Shares and (b) the Warrants in substantially the form attached hereto as Exhibit B, (each, in such denominations as set forth opposite each Purchaser’s name on Exhibit A).

    5.5 Legal Opinion. The Purchasers shall have received on the Closing Date an opinion of Heller Ehrman White & McAuliffe LLP, counsel for the Company, dated the Closing Date and addressed to each Purchaser, in the form attached hereto as Exhibit D.

    5.6 Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be eight (8) members and a designee of Goldman Sachs & Co. (the “Goldman Designee”), which shall initially be Peter Perrone, shall be a member of the Board of Directors.

    5.7 Certificate of Designation. The Certificate shall be in form and substance satisfactory to the Purchasers, shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective and in full force and effect.

    5.8 Transaction Documents. At or prior to the Closing, the Company shall have delivered to each of the Purchasers originals of each of this Agreement and the Registration Rights Agreement, in each case, duly executed by the Company.

    5.9 Nasdaq Listing. The Company shall have made application to NASDAQ National Market for inclusion of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants on said market, subject to official notice of issuance.

    5.10 Laws. The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to Purchasers or the Company. 5.11 Resolutions. The Board of Directors of the Company shall have adopted resolutions approving the transaction, in form and substance satisfactory to Purchasers in their sole discretion.

    5.12 Reservation of Shares. As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock for the purpose of effecting the conversion of the Preferred Shares and the exercise of the Warrants, sufficient shares of Common Stock to provide for the issuance of the Conversion Shares and the Warrant Shares in accordance with the terms of this Agreement and the Warrants.

    5.13 Good Standing. At the Closing, the Company shall deliver a certificate from the Company’s Secretary having attached thereto good standing certificate in Delaware and Certificate of Existence in Washington (certifying the Company’s qualification to do business in the State of Washington).

    5.14 Tax Allocation. At the Closing, the Company and the Purchasers shall use their reasonable efforts to agree to an allocation of the purchase price with respect to the Preferred Stock and Warrants for United States tax purposes.

ARTICLE 6

CONDITIONS TO CLOSING OBLIGATIONS OF COMPANY

        The Company’s obligation to sell and issue the Preferred Shares and the Warrants to each Purchaser at the Closing is, at the option of the Company, subject to the fulfillment or waiver of the following conditions:

    6.1 Receipt of Payment. Each Purchaser shall have delivered payment of the purchase price to the Company for the Preferred Shares and the Warrants being issued hereunder to it.

    6.2 Representations and Warranties. The representations made by each Purchaser in Article 4 hereof shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Article 4 above, in which case such representations and warranties shall be true and correct without further qualification), in each case as of the date of this Agreement and as of the Closing Date, as if made at and as of such time, except to the extent expressly made as of an earlier date, in which case as of such date.

    6.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing Date shall have been performed or complied with in all material respects.

    6.4 Transaction Documents. At or prior to the Closing, each of the Purchasers shall have delivered to the Company originals of each of the Agreement and the Registration Rights Agreement, in each case, duly executed by such Purchaser.

    6.5 Nasdaq Listing. The Company shall have made application to NASDAQ National Market for inclusion of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants on said market, subject to official notice of issuance.

    6.6 Laws. The transactions contemplated hereby shall not violate any law, regulation or order then in effect and applicable to such Purchaser or the Company.

ARTICLE 7

COVENANTS

    7.1 Efforts. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 5 and 6 of this Agreement.

    7.2 Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D of the Securities Act and to provide a copy thereof to each Purchaser promptly after such filing.

    7.3 Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock needed to provide for the issuance of the Conversion Shares and the Warrant Shares.

    7.4 Filing of Form 8-K. On the business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the terms of the transactions contemplated by this Agreement and including as exhibits to such Current Report on Form 8-K this Agreement, the form of Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act.

    7.5 Directors and Officers Insurance. So long as a representative of Goldman Sachs is serving on the Board of Directors, the Company will maintain at all times directors’ and officers’ liability insurance coverage for its officers and directors. The Company shall enter into an indemnification contract with the Goldman Designee in substantially the form previously filed with the SEC.

    7.6 Expenses. Within ten (10) days after the Closing, the Company shall pay the legal fees of Brown Raysman Millstein Felder & Steiner LLP (special counsel to Goldman Sachs & Co.) in an amount not exceeding $50,000.

    7.7 Transactions With Affiliates. So long as Preferred Shares are outstanding, the Company shall not enter into, amend, modify or supplement, any agreement, transaction, commitment or arrangement with any of its officers, directors, persons who were officers or directors at any time during the previous two years, stockholders who beneficially own 10% or more of the Common Stock, or their affiliates, or with any individual related by blood, marriage or adoption to any such individual or with any entity in which any such entity or individual owns a 10% or more beneficial interest (each, a “Related Party”), except for (a) employment arrangements and benefit programs on reasonable terms, (b) any agreement, transaction, commitment or arrangement which is approved by the audit committee of the Board of Directors or by a majority of the disinterested directors of the Company or (c) any agreement, transaction, commitment or arrangement on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a person other than such Related Party. For purposes hereof, any director who is also an officer of the Company shall not be a disinterested director with respect to any such agreement, transaction, commitment or arrangement. “Affiliate” for purposes hereof means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a 10% or more equity interest in that person or entity, (ii) has 10% or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity.

    7.8 No Integration. The Company will not conduct any future offering that will be integrated with the issuance of the Securities for purposes of the rules promulgated by the SEC or NASDAQ.

    7.9 Compliance with Certificate. In the event of an issuance of Common Stock in excess of the Excess Amount (as defined in Section 5(c)(vi) of the Certificate), the Company shall comply in all respects with the provisions of Section 5(c)(vi) of the Certificate.

    7.10 Board Representation. So long as at least 1,450,000 shares of the Preferred Shares remain outstanding, the Company shall use its best efforts to cause and maintain the election to the Board of Directors a representative of the Preferred Shares, which such representative shall at all times be designated by Goldman Sachs (as defined in Section 8.14 hereof).

    7.11 Nasdaq Listing. The Company shall use its best efforts to have the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants approved for listing on the Nasdaq National Market.

ARTICLE 8

MISCELLANEOUS

    8.1 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

    8.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

    8.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

    8.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

    8.5 Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Purchasers and the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

    8.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement shall be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile if received prior to 5:00 p.m. (if a mechanically generated confirmation is generated) on a business day; (iii) three days after being sent by U.S. certified mail, return receipt requested, or (iv) one day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Vixel Corporation
11911 North Creek Parkway South
Bothell, Washington 98011
Telephone: (425) 806-4528
Facsimile: (425) 806-4001
Attention: Kurtis L. Adams,
Chief Financial Officer

With a copy to:

Heller Ehrman White & McAuliffe LLP
701 Fifth Avenue
Suite 6100
Seattle, Washington 98104-7098
Telephone: (206) 389-6049
Facsimile: (206) 497-0849
Attention: Jeffry Shelby, Esq.

If to a Purchaser, to its address and facsimile number on the Schedule of Purchasers, with copies to such Purchaser's counsel as set forth on the Schedule of Purchasers: Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number.

    8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchasers. A Purchaser may assign some or all of its rights hereunder without the consent of the Company, provided, however, that (i) any such assignment shall not release such Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption, (ii) no Purchaser may assign its rights hereunder in a manner that would cause the offering of Securities hereunder to be required to be registered under the Securities Act and (iii) such assignee is not a direct competitor of the Company.

    8.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

    8.9 Survival. The representations and warranties of the Company and the Purchasers contained herein, shall survive until May 1, 2005. Each Purchaser shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

    8.10 Publicity. The Company and each Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although each Purchaser shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof), but only to the extent required by such law or regulation.

    8.11 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

    8.12 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

    8.13 Equitable Relief. The Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Agreement, any remedy at law may prove to be inadequate relief to the Purchasers. The Company therefore agrees that the Purchasers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

    8.14 Other Engagements and Activities. The investments in the Company being made by The Goldman Sachs Group, Inc. and Goldman Sachs Direct Investment Fund 2000, L.P. (collectively, “Goldman Sachs” and, together with any affiliates thereof, a “GS Entity” or the “GS Entities”) pursuant to this Agreement and the Registration Rights Agreement, and any subsequent investments in the Company by any GS Entity after the date hereof, is being made notwithstanding any engagement, prior to or subsequent to the date hereof, by the Company, of any GS Entity as financial advisor, agent or underwriter to the Company. Notwithstanding anything in this Agreement or the Registration Rights Agreement to the contrary, no GS Entity will be restricted in any way from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its business.

    8.15 No Promotion. Except as otherwise required by law, the Company agrees that it will not, without the prior written consent of each GS Entity in each instance, (i) use in advertising, publicity, or other similar promotional activity the name of Goldman Sachs, or any affiliate of Goldman Sachs, or any partner or employee of Goldman Sachs, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman Sachs; provided, however, that Goldman Sachs acknowledges and agrees that the Company may issue a press release upon the closing of the sale of the Series B Preferred Stock stating the total amount invested in the company and a list of the purchasers. Prior to issuing any subsequent press releases containing or mentioning the name of Goldman Sachs, the Company shall deliver a copy of such press release in draft form to Goldman Sachs and shall provide Goldman Sachs with a reasonable amount of time to review and comment on such draft press release.

    8.16 Transfers to Affiliates. Any GS Entity’s investment may be transferred at any time to another GS Entity without a written opinion; provided, however, that (a) the transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and agrees in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and (b) the transfer is in compliance with all applicable federal and state securities laws. Any GS Entity may hold its investment in nominee form.

The foregoing agreement is hereby executed as of the date first above written.

Vixel Corporation

By: /s/ Kurtis L. Adams
Name: Kurtis L. Adams
Title: Chief Financial Officer

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

The Goldman Sachs Group, Inc.
By: /s/ Joe DiSabato
Name: Joe DiSabato
Title: Attorney-in-Fact

Goldman Sachs Direct Investment Fund 2000, L.P.
By: /s/ Joe DiSabato
Name: Joe DiSabato
Title: Attorney-in-Fact

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Howard Hughes Medical Institute

By: Wellington Management Company, LLP,
as investment advisor

By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel

New York State Nurses Association Pension Plan

By: Wellington Management Company, LLP,
as investment advisor

By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel

Ohio Carpenters’ Pension Fund

By: Wellington Management Company, LLP,
as investment advisor

By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Laborers’ District Council and Contractors’ of Ohio Pension Fund

By: Wellington Management Company, LLP,
as investment advisor

By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel

Australian Retirement Fund

By: Wellington Management Company, LLP,
as investment advisor

By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel

ESSS Global Small Companies

By: Wellington Management Company, LLP,
as investment advisor

By: /s/ Julie Jenkins
Name: Julie A. Jenkins
Title: Vice President and Counsel

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser	Purchase Price	Preferred Shares	Warrants
The Goldman Sachs Group, Inc. 85 Broad Street New York, NY 10004 Tel: (212) 902-1000 Fax: (212) 357-5505 Attn: Tara Harrison	$3,006,700	1,431,762	429,528
Goldman Sachs Direct Investment Fund 2000, L.P. c/o The Goldman Sachs Group, Inc. 85 Broad Street New York, NY 10004 Tel: (212) 902-1000 Fax: (212) 357-5505 Attn: Tara Harrison with a copy to: Brown Raysman Millstein Felder & Steiner LLP 900 Third Avenue New York, NY 10022 Tel: (212) 895-2110 Fax: (212) 895-2900 Attn: Stuart Bressman, Esq.	$3,006,700	1,431,762	429,528

Purchaser	Purchase Price	Preferred Shares	Warrants
Howard Hughes Medical Institute Wellington Management Company, LLP 75 State Street Boston, MA 02109 Tel: (617) 790-7535 Fax: (617) 204-7535 Attn: Gina Di Mento	$707,700	337,000	101,100
New York State Nurses Association Pension Plan Wellington Management Company, LLP 75 State Street Boston, MA 02109 Tel: (617) 790-7535 Fax: (617) 204-7535 Attn: Gina Di Mento	$420,000	200,000	60,000
Ohio Carpenters’ Pension Fund Wellington Management Company, LLP 75 State Street Boston, MA 02109 Tel: (617) 790-7535 Fax: (617) 204-7535 Attn: Gina Di Mento	$346,500	165,000	49,500
Laborers’ District Council and Contractors’ of Ohio Pension Fund Wellington Management Company, LLP 75 State Street Boston, MA 02109 Tel: (617) 790-7535 Fax: (617) 204-7535 Attn: Gina Di Mento	$241,500	115,000	34,500

Purchaser	Purchase Price	Preferred Shares	Warrants
Australian Retirement Fund Wellington Management Company, LLP 75 State Street Boston, MA 02109 Tel: (617) 790-7535 Fax: (617) 204-7535 Attn: Gina Di Mento	$119,700	57,000	17,100
ESSS Global Small Companies Wellington Management Company, LLP 75 State Street Boston, MA 02109 Tel: (617) 790-7535 Fax: (617) 204-7535 Attn: Gina Di Mento	$151,200	72,000	21,600
TOTAL	$8,000,000	3,809,524	1,142,856